EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Clifford E. Lai, Principal Executive Officer, and Thomas F. Doodian, Principal Financial Officer, of THE HYPERION BROOKFIELD STRATEGIC MORTGAGE INCOME FUND, INC. (the “Fund”), each certify as evidenced below that:

1.	The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: August 3, 2007	/s/ Clifford E. Lai
Clifford E. Lai President and Principal Executive Officer THE HYPERION BROOKFIELD STRATEGIC MORTGAGE INCOME FUND, INC.

Dated: August 3, 2007	/s/ Thomas F. Doodian
Thomas F. Doodian Treasurer and Principal Financial Officer THE HYPERION BROOKFIELD STRATEGIC MORTGAGE INCOME FUND, INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to THE HYPERION BROOKFIELD STRATEGIC MORTGAGE INCOME FUND, INC. and will be retained by THE HYPERION BROOKFIELD STRATEGIC MORTGAGE INCOME FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.